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                                                           EXHIBIT 2

                               STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT dated as of November 1, 1996 by and among YORK RESEARCH CORPORATION, a Delaware corporation having its principal office at 280 Park Avenue, Suite 2700 West, New York, New York 10017 ("York") and NORTH AMERICAN ENERGY CONSERVATION, INC., a Delaware corporation having its principal office at 280 Park Avenue, Suite 2700 West, New York, New York 10017 ("NAEC").

                                 W I T N E S S E T H:


         In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

         1. PURCHASE AND SALE OF SHARES. Subject to and upon the terms and conditions set forth in this Agreement, NAEC will issue and sell to York, and York will purchase from NAEC, at the Closing hereunder, 85 authorized but unissued shares of common stock, no par value, of NAEC, representing 85% of the outstanding shares of NAEC (such shares, the "Sold Stock"). The Sold Stock shall be validly issued, fully paid and non-assessable, and shall be conveyed free and clear of all liens, liabilities, obligations and encumbrances of any kind or nature whatsoever. YORK ACKNOWLEDGES THAT THE SOLD STOCK TO BE RECEIVED BY IT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER FEDERAL OR STATE SECURITIES LAWS, MAY

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NOT BE SOLD ABSENT SUCH REGISTRATION OR AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS THEREOF, AND THAT THE CERTIFICATES FOR THE SOLD STOCK WILL BEAR A RESTRICTIVE LEGEND EVIDENCING SUCH LACK OF TRANSFERABILITY. YORK REPRESENTS AND WARRANTS TO NAEC THAT (I) IT IS ACQUIRING THE SOLD STOCK FOR INVESTMENT PURPOSES AND WITH NO PRESENT INTENT OF SELLING SUCH SHARES IN VIOLATION OF ANY FEDERAL OR STATE SECURITIES LAWS, AND (II) WITHOUT AFFECTING YORK'S RIGHT TO RELY ON THE NAEC'S REPRESENTATIONS AND WARRANTIES HEREUNDER, YORK HAS HAD FULL OPPORTUNITY TO ASK SUCH QUESTIONS OF, AND REVIEW INFORMATION RELATING TO, NAEC AS IT REQUESTED, AND IS FULLY CAPABLE OF UNDERSTANDING THE NATURE OF AND BEARING THE RISK OF ITS INVESTMENT IN THE SOLD STOCK.

         2.   PURCHASE PRICE.

              (a) Subject to the provisions of this agreement, and in reliance on the representations and warranties made herein by NAEC, in consideration of the sale of the Sold Stock by the NAEC and in full payment therefor, York will pay to NAEC, at the Closing, one dollar ($1.00).

         3.   CLOSING.

              (a) The Closing shall take place concurrently with the execution and delivery of the Agreement at the offices of Moses & Singer LLP, 1301 Avenue of the Americas, New York, New York 10019, or such other time and place as the parties may agree upon. The day on which the Closing actually takes place is herein sometimes referred to as the "Closing Date".

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              (b)  At the Closing, the NAEC will deliver to York:

                   (i)  A Certificate for the Sold Stock;

                   (ii) the stock and minute books of the
    Company; and

                   (iii) all documents required to be delivered to York or any other person under the provisions of this Agreement.

              (c) At any time and from time to time after the Closing, at York's request and without further consideration, NAEC will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as York may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to York, and to confirm York's title to, the Sold Stock, to put York in actual possession and operating control of NAEC and to assist York in exercising all rights with respect thereto.

         4. REPRESENTATIONS AND WARRANTIES BY NAEC. NAEC represents and warrants to York as follows:

              (a) ORGANIZATION, STANDING AND QUALIFICATION. NAEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having been incorporated on May 3, 1993; it has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places

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where such business is now conducted and such properties are now owned, leased or operated.

              (b) SUBSIDIARIES. NAEC has no subsidiaries and no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity.

              (c) EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT; AUTHORITY. Neither the execution, delivery nor performance of this Agreement by NAEC will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of NAEC's certificate of incorporation or by-laws or any Contract, franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which NAEC is a party or by which it or its property may be bound or affected. This Agreement constitutes a valid and binding obligation of each of the NAEC, enforceable in accordance with its terms.

              (d) CAPITALIZATION. The Sold Stock will be newly issued by NAEC, and will be free and clear of any liens, claims, encumbrances or restrictions of any kind or nature whatsoever, including without limitation any "adverse claim" as defined in the New York Uniform Commercial Code, and all of the Sold Stock is validly issued, fully paid and

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non-assessable.  The authorized capital stock of NAEC consists of 10,000 shares of Common Stock and 10,000 shares of Preferred Stock, of which 15 shares were outstanding prior to the issuance of the Sold Stock to York. Except as set forth on Schedule 4(d), there are no agreements or arrangements of any character or nature whatever under which NAEC is or may become obligated to issue, assign or transfer any shares of the NAEC's capital stock.

              (e) FINANCIAL STATEMENTS. The balance sheet, statement of cash flows and income statement of NAEC annexed as Schedules 4(f) hereto (hereinafter collectively called the "Financial Statements"), are complete and correct, have been prepared from the books and records of the NAEC in accordance with generally accepted accounting principles and fairly present the financial condition of NAEC as of the date thereof and the results of its operations for the periods covered thereby. Except as and to the extent reflected or reserved against on the Balance Sheet (the "Balance Sheet") included in the Financial Statements, as of the date of the Balance Sheet NAEC did not have, and as of the Closing Date NAEC does not have, any debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any kind or nature whatsoever, for any period prior to the close of business on such date or any other debts, liabilities or obligations in whole or in part relating to or arising out of any act, transaction, circumstance or state of facts which occurred

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or existed on or before such date, whether or not then known, due or payable, and NAEC has not entered into any contract or agreement, or incurred any binding obligation, of any kind or nature whatsoever except in the ordinary course of its business.

              (f) TAXES. Except as set forth on the Balance Sheet, all taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the
(i) the United States, (ii) any foreign country, (iii) any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or (iv) any other taxing authority, which were then due or payable by NAEC, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by NAEC with respect to employees' withholding taxes have been duly made. NAEC has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim.

              (g) LITIGATION. Except as set forth on Schedule 4(h), there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of

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NAEC, threatened, against or relating to NAEC, its shareholders, officers, directors or employees (in their capacity as such), its properties, assets or business or the transactions contemplated by this Agreement, and NAEC does not know or have reason to be aware of any basis for the same.

              (h) COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. NAEC has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to its business, properties or operations as presently conducted.

              (i) TITLE TO PROPERTIES. NAEC has good and marketable title to all of its assets. None of NAEC's assets is subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

              (j) EMPLOYEE BENEFIT PLANS. NAEC does not maintain or contribute to any "defined benefit plan" as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any plan or arrangement of any kind or nature whatsoever which is or might be subject to ERISA.

              (k) COMPLIANCE WITH ENVIRONMENTAL LAWS. NAEC has not failed to comply with any Federal, state or local provisions regulating the workplace, the environment
                                         -7-
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or the discharge of materials into the environment, and has not received notice of and NAEC does not know of any act taken or omitted by NAEC violating any such provisions, and NAEC is not subject to, and know of any basis for, any administrative or judicial proceeding relating to the workplace, the environment or the discharge of materials into the environment.

              (l) FERC CONSENT. NAEC has obtained the consent of the Federal Energy Regulatory Commission pursuant to the Order annexed hereto as Schedule 4(n), and such Order remains in full force and effect.

              (m) DISCLOSURE. No representation or warranty by NAEC contained in this Agreement nor any statement, nor any certificate or other writing, furnished or to be furnished by or on behalf of NAEC to York or its representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading or necessary in order to provide a prospective purchaser of NAEC, with adequate information as to NAEC or its condition (financial and otherwise), properties, assets, liabilities, business and prospects, and NAEC has disclosed to York in writing all material adverse facts known to it relating to the same. The representations and warranties contained in this Section 4 shall not be affected or deemed waived by reason of the fact that York

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and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any material respect.

         5. REPRESENTATIONS AND WARRANTIES BY YORK. York represents and warrants to NAEC as follows:

              (a) ORGANIZATION. York is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or rented.

              (b) AUTHORIZATION AND APPROVAL OF AGREEMENT. All proceedings or corporate action required to be taken by York relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the Closing.

              (c) EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT. Neither the execution, delivery nor performance of this Agreement by York will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of York's certificate of incorporation or by-laws or any franchise, mortgage, deed

                                         -9-
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of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which York is a party or by which it or its property may be bound or affected (except such as could not reasonably be expected to have a material adverse effect on the York's ability to perform the transactions contemplated hereby). York has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and this Agreement constitutes a valid and binding obligation of York, enforceable in accordance with its terms.

         6. ADDITIONAL AGREEMENTS.

              (a) NAEC has given and will give York and York's attorneys, accountants and other representatives full access to NAEC's personnel and all properties, documents, contracts, books and records of NAEC and will furnish York with copies of such documents and with such information with respect to the affairs of NAEC as York may from time to time request. Any such furnishing of such information to York or any investigation by York shall not affect York's right to rely on any representations and warranties made in this Agreement.

         7.   INDEMNIFICATION.

              (a) NAEC hereby indemnifies and agrees to hold York harmless from, against and in respect of (and shall on demand reimburse York for) any and all losses, debts, claims, liabilities or damages suffered or incurred by York by reason of or in connection with:

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                   (i)  any untrue representation, breach of warranty or
    non-fulfillment of any covenant or agreement by contained herein or in any certificate, document or instrument delivered to York pursuant hereto or in connection herewith;

                   (ii) any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of NAEC with respect to this Agreement or any of the transactions contemplated hereby;

                   (iii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and reasonable expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

              (b) York hereby agrees to indemnify and hold NAEC harmless from, against and in respect of (and shall on demand reimburse NAEC for) any and all losses, debts, claims, liabilities or damages suffered or incurred by NAEC by reason of or in connection with:

                   (i) any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by York contained herein or in any certificate, document or instrument delivered to NAEC pursuant hereto or in connection herewith;

                   (ii) any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of the York with respect to this Agreement or any of the transactions contemplated hereby;

                   (iii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and reasonable expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

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              (c)  After the receipt by any party (hereinafter called the
"Indemnitee") hereto of written notice of any claim or of the commencement of any action or proceeding, such party shall, if a claim with respect thereto is to be made against any party (or parties) obligated to provide indemnification (hereinafter called the "Indemnifying Party") pursuant hereto, give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding (collectively, "Actions") (including a copy of such claim, process and all legal pleadings) within ten business days after receipt thereof by the Indemnitee. In all events, the Indemnifying Party shall be entitled to participate in all Actions with reputable counsel reasonably acceptable to the Indemnitee. The Indemnitee shall, upon reasonable request, assist the Indemnifying Party with respect to the defense of any Action.

         8. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each statement, representation, warranty, indemnity, covenant and agreement made by NAEC in this Agreement or in any document, certificate or other instrument delivered by or on behalf of NAEC pursuant to this Agreement or in connection herewith shall not be deemed waived or affected as a result of any investigation made by York. All statements, representations, warranties, indemnities, covenants and agreements made by each of the parties hereto shall survive the Closing Date for a period

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of two (2) years thereafter except for those relating to title to the Sold
Stock, taxes or environmental liabilities, which will continue.

         9. NOTICES. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class registered or certified mail, return receipt requested, addressed to the parties at the addresses set forth herein (or at such other address as any party may specify by notice to all other parties given as aforesaid). Each party agrees that the service of process or of any other papers upon it by registered mail at its respective addresses set forth herein shall be deemed good, proper and effective service upon it.

         10.  MISCELLANEOUS.

              (a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

              (b) This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its

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successors and permitted assigns.  This Agreement may not be assigned by any party hereto, and any purported assignment shall be null, void and of no effect.

              (c) The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

              (d) Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

              (e) This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

              (f) This Agreement shall be governed by and construed in accordance with the internal law of the State of New York applicable to contracts made and to be performed therein without regard to any principles of conflicts of laws.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

YORK RESEARCH CORPORATION

By:
   -------------------------------
   Michael Trachtenberg, Executive Vice President

NORTH AMERICAN ENERGY
 CONSERVATION, INC.

By:
   -------------------------------
   Robert M. Beningson, President

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                                    SCHEDULE 4(h)

                                      LITIGATION



None.








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